SUB-ITEM 77I

The MFS Emerging Markets Debt Fund, a series of MFS Series Trust X, established a new class of shares (W), as described in the Amendment dated April 18, 2006 to the Declaration of Trust contained in Post-Effective Amendment No. 60 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on April 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.